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                                                                    EXHIBIT 22

                         UNITED STATES COURT OF APPEALS
                             FOR THE NINTH CIRCUIT

ARV ASSISTED LIVING, INC.,                  )    No. 98-70040
a California corporation,                   )
                                            )    DC# CV-98-9-LHM
            Petitioner,                     )    Central California
                                            )
vs.                                         )
                                            )
UNITED STATES DISTRICT COURT FOR THE        )
  CENTRAL DISTRICT OF CALIFORNIA,           )
                                            )
            Respondent,                     )    ORDER
                                            )
 EMERITUS CORPORATION, a Washington         )
   corporation; EMAC CORPORATION,           )
      a Delaware corporation;               )
                                            )
     Real Parties in Interest.              )
                                            )
--------------------------------------------)


Before: Kleinfeld and THOMAS, Circuit Judges

        This petition for writ of mandamus raises issues that warrant a response. See Fed. R. App. P. 21(b). Accordingly, the real parties in interest shall file a response by Tuesday, January 20, 1998 at 12:00 noon Pacific Time.

        The response shall address: (1) whether the district court's stay order is appealable, see Moses H. Cone Memorial Hosp. v. Mercury Constr. Corp., 460 U.S. 1, 8-13 (1983); and (2) whether the district court abused its discretion or committed clear error by staying proceedings on petitioner's claims for declaratory and injunctive relief under Sections 14(a), (d), and (e) of the Securities Exchange Act of 1934 and Securities and Exchange Commission Rules 14a-9 and 14d-3, pursuant to Colorado River Water Conservation District v. United States, 424 U.S. 800 (1976).

        Petitioner may file a reply by Wednesday, January 21, 1998 at 12:00 noon Pacific Time.

        All service shall be by hand or by fax. The parties, and the district court, may contact the court's motions unit at (415) 556-9890 for permission to file by fax.

        The Clerk shall serve a copy of this order on the district court.